UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2008

PILGRIM'S PRIDE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9273	75-1285071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4845 US Hwy. 271 N. Pittsburg, Texas	75686-0093
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's telephone number, including area code: (903) 434-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.	Other Events

In March 2008, Pilgrim’s Pride Corporation (the “Company”) sold certain assets of its turkey business for $18.6 million. We reported our operations with respect to this business as a discontinued operation in our Quarterly Report on Form 10-Q for the period ended March 29, 2008.

The rules of the Securities and Exchange Commission (“SEC”) require the re-issue of the Company’s previously issued financial statements to reflect the subsequent reclassification of operations to discontinued operations if those financial statements are incorporated by reference in subsequent filings made with the SEC under the Securities Act of 1933, as amended. Accordingly, we are re-issuing our historical Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Financial Statements and Supplementary Data for each of the three years in the period ended September 29, 2007 (five years for the purposes of Selected Financial Data). The information in this Current Report on Form 8-K updates and supersedes Part II, Items 6, 7 and 8, Schedule II, Valuation and Qualifying Accounts, and Exhibit 12, Computation of Ratio of Earnings to Fixed Charges, of our Annual Report on Form 10-K for the year ended September 29, 2007. It should be noted that our net income (loss) was not impacted by the reclassification of our operations with respect to our turkey business to discontinued operations.

We have not otherwise updated our financial information or business discussion for activities or events occurring after the date this information was presented in our Annual Report on Form 10-K for the year ended September 29, 2007. You should read our Quarterly Report on Form 10-Q for the period ended March 29, 2008 and our Current Reports on Form 8-K and any amendments thereto for updated information.

Unaffected items of our Annual Report on Form 10-K for the year ended September 29, 2007 have not been repeated in this Current Report on Form 8-K.

Statements of our plans, hopes, intentions, beliefs, anticipations, expectations or predictions for the future, denoted by the words “anticipate,” “believe,” “estimate,” “expect,” “project,” “imply,” “intend,” “foresee” and similar expressions, are forward-looking statements that reflect our current views about future events and are subject to risks, uncertainties and assumptions. Such risks, uncertainties and assumptions include the following: matters affecting the poultry industry generally, including fluctuations in the commodity prices of feed ingredients and chicken; additional outbreaks of avian influenza or other diseases, either in our own flocks or elsewhere, affecting our ability to conduct our operations and/or demand for our poultry products; contamination of our products, which has recently and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of our cash resources, particularly in light of our substantial leverage; restrictions imposed by, and as a result of, our substantial leverage; changes in laws or regulations affecting our operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause our costs of business to increase, cause us to change the way in which we do business or otherwise disrupt our operations; competitive factors and pricing pressures or the loss of one or more of our largest customers; inability to consummate, or effectively integrate, any acquisition or realize the associated cost savings and operating synergies; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channels; the impact of uncertainties of litigation; and other risks described in our filings with SEC.

Actual results could differ materially from those projected in these forward-looking statements as a result Actual results could differ materially from those projected in these forward-looking statements as a result of these factors, among others, many of which are beyond our control. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward-looking statement, except as required by law. Although we have attempted to list comprehensively these important cautionary risk factors, we must caution investors and others that other factors may in the future prove to be important and affect our business or results of operations.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number
99.1	For the year ended September 29, 2007:

Part II, Item 6: Selected Financial Data

Part II, Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations

Part II, Item 8: Financial Statements and Supplementary Data

Part IV, Exhibits and Financial Statement Schedules, Schedule II, Valuation and Qualifying Accounts

Part IV, Exhibits and Financial Statement Schedules, Exhibit No. 12, Computation of Earnings to Fixed Charges

99.2	Consent of Independent Registered Public Accounting Firm

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2008

PILGRIM’S PRIDE CORPORATION

By:	/s/ Richard A. Cogdill
Richard A. Cogdill
Chief Financial Officer, Secretary and Treasurer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number
99.1	For the year ended September 29, 2007:

Part II, Item 6: Selected Financial Data

Part II, Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations

Part II, Item 8: Financial Statements and Supplementary Data

Part IV, Exhibits and Financial Statement Schedules, Schedule II, Valuation and Qualifying Accounts

Part IV, Exhibits and Financial Statement Schedules, Exhibit No. 12, Computation of Earnings to Fixed Charges

99.2	Consent of Independent Registered Public Accounting Firm

5